Press Release

Release date: Immediate Release

OCTAVIAN INTERNATIONAL COMPLETES $13 MILLION PRIVATE PLACEMENT AND MERGES INTO PUBLIC SHELL

London, UK - November 5th, 2008 - Octavian International Ltd. (“Octavian”), a leading provider of total gaming and lottery solutions, serving Casino, AWP (Amusements With Prizes), Lottery and emerging gaming market sectors worldwide, announced today that on October 30, 2008 it completed a reverse merger with HouseFly, Inc., a publicly traded shell company (OTC BB: HSLY) (the “Company”). Upon closing of the reverse merger, the Company changed its corporate name to Octavian Global Technologies, Inc.

Contemporaneous with the reverse merger, the Company completed a private placement to certain accredited institutional investors for gross proceeds of $13 million. Pursuant to the private placement the Company issued, in the aggregate, $14,285,700 principal amount of Original Issue Discount Convertible Debentures due October 30, 2011 with a term of three years and a conversion price of $3.10, five-year common stock purchase warrants to purchase up to 2,096,774 shares of common stock with an exercise price of $3.10 per share, seven-year common stock purchase warrants to purchase up to 2,096,774 shares of common stock with an exercise price of $4.65 per share and 4,624,327 shares of common stock. Other than the 4,624,327 shares of common stock, the prices and numbers of shares issuable pursuant to the debentures and warrants will not be adjusted for an anticipated 5.0174 for 1 reverse stock split.

At the closing of the reverse merger, the Company issued to Octavian’s stockholders 30,773,387 shares of the Company’s common stock, representing approximately 78.6% of the post-financing issued and outstanding shares of the Company, in exchange for all of Octavian’s outstanding ordinary shares. Additionally, the Company issued to certain advisors five-year common stock purchase warrants to purchase up to, in the aggregate, 335,484 shares of common stock with an exercise price of $3.10. In addition, the Company issued 2,720,833 seven-year common stock purchase warrants with an exercise price of $3.10 per share to management of the Company.

Octavian has 39,147,714 shares of common stock issued and outstanding immediately following the reverse merger and financing described above.

Feldman Weinstein & Smith LLP acted as legal counsel for the Company in the reverse merger.

Harmen Brenninkmeijer, CEO of Octavian and the Company, stated: “This transaction allows us to forge ahead with many exciting opportunities that we have been planning and developing for some time. It also allows us to invest further in solution development - such as our Maverick EGM brand, our games kits and our e2e GMS (End to End Gaming Management System). This will enable us to invest in our customers’ future success by working with operators to maximize the business benefits of our new Octavian EasyStart casino system.”

Octavian International Ltd Bury House, 1-3 Bury Street, Guilford, Surrey GU2 4AW Tel: +44 1483 543 543 Fax: +44 1483 543 540

Brenninkmeijer added: “Our strategy has always been to seek out and nurture opportunities in growth markets across the gaming world. Now, with strong backers, we can capitalise on those opportunities and take Octavian to the next level. Nevertheless, our core positioning as a strong and innovative, technology-focused company remains unchanged. We will continue to grow our technologies into major business-building pipelines, through which our customers can manage their gaming operations and generate and deliver business success.”

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

About Octavian Global Technologies Inc www.octavianinternational.com
Established in 2001, Octavian is a leading provider of total gaming and lottery solutions, serving Casino, AWP (Amusements With Prizes), Lottery and emerging gaming market sectors worldwide. Octavian-developed solutions, and also leading third-party products, are marketed under four core solution areas - OctaSystems, OctaGames, OctaSupplies and OctaLotto. The company currently has offices and computer centres in the Argentina, Australia, Colombia, Germany, India, Italy, Russia, UK, Ukraine and USA. Through this extensive network, and also through joint ventures and partnerships across the gaming world, Octavian systems, games and other solutions are deployed and supported in more than 30 countries.

For further information contact:
Octavian
Helen Hedgeland
+44 (0) 1483 543 543 or mail H.Hedgeland@octavianinternational.com

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements, including statements that include the words "believes," "expects," "anticipates," or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. Factors that may affect these forward-looking statements include, among others, our ability to raise capital, the decisions of third parties over which we have no control, the state of the telecommunications industry, technological changes and other factors set forth from time to time in our public statements. This news release speaks as of the date first set forth above and the Company assumes no responsibility to update the information included herein for events occurring after the date of this news release.

Octavian International Ltd Bury House, 1-3 Bury Street, Guilford, Surrey GU2 4AW Tel: +44 1483 543 543 Fax: +44 1483 543 540